EXHIBIT 23.1


                                            Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1999, relating to the financial statements, which appears in the Micro Linear Corporation's Annual Report on Form 10-K for the year ended January 3, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP
-----------------------------
San Jose, California
May 14, 1999

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